Exhibit 10.8

VIEMED, INC.
PHANTOM SHARE PLAN

1.	Purpose of the Plan

The purpose of the Viemed, Inc. Phantom Share Plan (the “Plan”) is to further the long-term growth in earnings of Viemed, Inc., a Delaware corporation (the “Company”), by offering long-term incentives to key Employees of the Company.  Terms not defined in the text of this Plan shall have the meanings as provided in Appendix A.

2.	Administration of the Plan

The Plan shall be administered by the Board of Directors (the “Board”) of Viemed Healthcare, Inc., a British Columbia corporation (the “Parent”), and the Board shall be the “Plan Administrator” as defined herein.  The Plan Administrator may delegate its duties to such officers of the Company or committee of the Board as it deems desirable for the administration of the Plan.

The Board shall have exclusive power to select the Employees to be granted Awards, to determine the number of Phantom Shares to be granted to each Employee selected, to determine the time or times when Phantom Shares will be granted, to determine that all Participants shall be of a single class or to divide Participants into different classes, to determine the time or times, and the conditions, subject to which any Awards may become payable and to determine all other terms and conditions of Awards.  The Board may accelerate or modify an Award except to the extent prohibited by Code Section 409A and as provided in Sections 11 and 12 hereof.

The Plan Administrator shall have the sole authority to interpret and construe the terms of this Plan and provide any omitted terms.  Decisions and determinations by the Board hereunder, and the Board acting as the Plan Administrator, shall be final and binding upon all persons, including members, Participants, other Employees, and their beneficiaries.  The Plan Administrator shall have the authority to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan.

3.	Participation

Participants in the Plan shall be selected by the Board in its sole discretion from key Employees.  An Employee may be granted more than one Award of Phantom Shares under this Plan, but a grant in one year does not guarantee a grant in any other year.

4.	Award of Shares; No Voting Rights

Awards under this Plan shall be granted to a Participant in the form of Phantom Shares, which shall be credited to an Account to be maintained for such Participant.  There shall be no separate fund or trust for the Account or any Awards of Phantom Shares under this Plan.  Each Phantom Share shall have a value as described in Section 8 hereof.  An Award of Phantom Shares shall not entitle the Participant to hold or exercise any voting rights, rights to dividends or any other rights of a shareholder of the Company or any Affiliate.

5.	Effective Date of Plan

This Plan shall be effective on April 3, 2018. The Board may grant Phantom Shares Awards at any time in its sole discretion.

6.	Right to Payment for Phantom Shares

A Participant will only have a right to any part of his or her Phantom Shares to the extent that (A) a Participant’s interest in such Phantom Shares has vested (in accordance with the applicable Award) and (B) the rights to such Phantom Shares have not otherwise been forfeited by the Participant pursuant to the terms of this Plan or the applicable Award.  Payments with respect to Phantom Shares that have become vested as specifically provided in the Award for the Participant will be made in a lump sum within 60 days of the Vesting Event in cash.  Moreover, no Participant shall have any right to receive payment for any part of his or her unpaid Phantom Shares (vested and unvested) if Participant’s employment or other service with the Company or an Affiliate is terminated for Cause.  Except as otherwise explicitly provided in the Award, the Participant must remain in the employment of the Company or an Affiliate as applicable from the Grant Date of the Award of the Phantom Shares through the applicable Vesting Events provided in the applicable Award.

Phantom Shares that have not vested in accordance with the applicable Award as of the date of a Separation from Service shall terminate as of the date of such Separation from Service.

7.	Amount Payable

The total cash amount to be paid in the aggregate to the Participant upon a Vesting Event shall be the value of the vested Phantom Shares in the Participant’s Account on the date of the Vesting Event giving rise to the obligation to make payment calculated in accordance with Section 8 and will not include any interest or earnings of any kind from the Grant Date as designated in the Award until the actual payment date.

8.	Value of Phantom Shares

The value of one Phantom Share shall be equal to the Fair Market Value of a Common Share on the date of a Vesting Event as defined in the Participant’s Award.

The computation of the Fair Market Value of any Phantom Share shall be made by the Board, in its sole discretion.  The Board’s computation of the value of Common Shares and the value of a Phantom Share shall be conclusive and binding on all persons (including each Participant).

9.	Vesting

In the Board’s discretion, the Board may grant Phantom Shares to a Participant (A) that are immediately fully vested, or (B) subject to a vesting schedule or a performance event as specified in the Participant’s Award (for example, such vesting schedule may provide that the Phantom Shares granted to a Participant shall vest thirty-three percent (33%) on the first anniversary of the grant date of the Participant’s Award, and thirty-three percent (33%) on the second anniversary of the grant date of such Award and shall be fully vested on the third anniversary of the grant date of the Participant’s Award so long as the Participant remains continuously employed by the Company or an Affiliate on each such anniversary).

10.	No Guarantee of Employment or Service

The Award of Phantom Shares pursuant hereto shall not confer upon the Participant any right to employment or other service with the Company or any Affiliate, nor shall it interfere with any right the Company or any Affiliate would otherwise have to terminate such Participant’s employment or other service at any time, with or without Cause.

11.	Termination or Amendment of Phantom Shares Award

In addition to termination by forfeiture as a result of failure to complete any requisite Vesting Event prior to the termination of the Participant’s employment or other service with the Company and Affiliates or a termination of such employment or other service by the Company and Affiliates for Cause, the Board, in writing in its sole discretion, may terminate or amend an Award; provided that if it reduces the economic amount payable to a Participant, the written consent of a Participant holding such Award granted to him or her under the Plan must be provided and no termination or amendment will be in consideration for the substitution of any other award or amount payable from the Company or any Affiliate if it would violate Code Section 409A; provided that with respect to any amendment for compliance with Code Section 409A, the Participant’s written consent will not be required.  In the event Phantom Shares are forfeited in accordance with the Plan or the Award, all rights of the former holder of such terminated Phantom Shares in respect of such terminated Award shall terminate, and such Phantom Shares shall be available for further grant in accordance with the Plan.

12.	Amendment or Termination of the Plan

The Board shall have complete power and authority to terminate or amend this Plan at any time in writing in its sole discretion and make payments and such payments will be in accordance with Treasury Regulation 1.409A-3(j)(4)(ix) to the extent applicable; provided that no amendment will reduce the economic amount payable under an outstanding Award without the Participant’s written consent, except a Plan amendment for compliance with Code Section 409A.

13.	No Guarantee of Tax Consequences

None of the Company, any Affiliate, the Board, the Plan Administrator, or any employee, director, officer, shareholder or agent of any of the foregoing, makes any commitment or guarantee that any federal, state or local tax treatment will or will not apply or will be or will not be available to any person participating or eligible to participate hereunder, including, without limitation, any excise tax consequences under Code Section 409A.

14.	Severability

In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

15.	Gender, Tense and Headings

Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural.  Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation of the Plan.

16.	Governing Law

The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Delaware except as superseded by the applicable laws of the United States, and the venue for any claims shall be in Lafayette, Louisiana.

17.	Miscellaneous Provisions

A.         A Participant’s rights and interests under the Plan may not be assigned, pledged, transferred, or otherwise encumbered, except vested Phantom Shares may be transferred to a Participant’s beneficiary or estate upon the death of a Participant and paid in accordance with the Plan and Award.

B.          No Employee or other person shall have any right to be granted an Award under this Plan.

C.         All amounts and settlements for payment of the Phantom Shares hereunder shall be subject to all applicable taxes and tax withholding requirements. The Company shall have the right in its sole discretion to withhold from all amounts and settlements made pursuant to the Plan any taxes required by law to be withheld or require the Participant to provide for such amounts separately.

D.          By accepting an Award, each Participant shall be deemed to have indicated his or her acceptance of the terms of this Plan.

E.          Nothing in this Plan shall be interpreted to imply that any Participant has any ownership or property rights in the Company, any Phantom Shares or the equity of the Company or Parent or any other Affiliate; use of the terminology “redeem”, “redemption”, “a sale of” and other similar monikers in this Plan in respect of a Phantom Share are for ease of illustrating and explaining amounts that may or may not be payable under this Plan in respect of such Phantom Share.  A grant of an Award shall not make Participant a shareholder of the Company, Parent or any other Affiliate or provide any shareholder rights to a Participant.

18.	Code Section 409A

This Plan and Awards are intended to be exempt from the deferred compensation requirements of Code Section 409A as short-term deferral and shall be so interpreted; provided, however, that to the extent that any amounts payable hereunder are deferred compensation subject to Code Section 409A, a distribution to a Participant on account of a Separation from Service may not be made if the Participant is a “specified employee” on the date of his or her Separation from Service before the date which is the later of six months after the date of the Participant’s Separation from Service or the date otherwise specified herein, and thereafter any amount not paid pursuant to this provision shall be paid in a single lump sum payment and thereafter all subsequent payments shall be paid as otherwise provided herein.  For purposes of the foregoing, “specified employee” shall be defined in the same manner as defined for purposes of Code Section 409A, and the limitations set forth herein shall be applied in such a manner (and only to the extent) as shall be necessary to comply with any requirements of Code Section 409A that are applicable as determined by the Board.  This Plan and all Awards and amounts payable hereunder shall be construed and interpreted to comply with Code Section 409A and the terms hereof shall have the meaning of the defined terms under Code Section 409A to the extent necessary for such compliance.  Each payment under this Plan shall be deemed a separate payment under Code Section 409A.

19.	Arbitration

Any dispute or controversy arising under or in connection with this Plan and any Award shall be settled exclusively by arbitration, conducted before an arbitrator in Lafayette, Louisiana in accordance with the national rules for the resolution of employment disputes of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction. Only individuals who are on the AAA register of arbitrators shall be selected as an arbitrator. Within thirty (30) days of the conclusion of the arbitration hearing, the arbitrator shall prepare a written decision including findings of fact and conclusions of law. The arbitrator shall have no authority to modify any provision of any Award or the Plan or to award a remedy for a dispute involving any Award or the Plan other than a benefit specifically provided under or by virtue of any Award or the Plan.  It is mutually agreed by the parties hereto that the written decision of the arbitrator shall be valid, binding, final and non-appealable, provided however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration. The arbitrator shall require the non-prevailing party to pay the arbitrator’s full fees and expenses or, if in the arbitrator’s opinion there is no prevailing party, the arbitrator’s fees and expenses will be borne equally by the parties thereto. In the event action is brought to enforce the provisions of any Award and/or Plan pursuant to this paragraph, the non-prevailing parties shall be required to pay the reasonable attorney’s fees and expenses of the prevailing parties, except that if in the opinion of the court or arbitrator deciding such action there is no prevailing party, each party shall pay its own attorney’s fees and expenses.

20.	Successors

This Plan and Awards shall be binding on any successor to the Company including the assumption of the Plan by a successor of the Company or pursuant to applicable law.

This Viemed, Inc. Phantom Share Plan is hereby adopted effective April 3, 2018.

VIEMED, INC.

By:
[NAME AND TITLE]

APPENDIX A

“Account” shall mean a bookkeeping account established on behalf of a Participant on books kept by the Company and such Account shall be unfunded and shall set forth, as applicable, the Awards of each Participant, and such other information as may be necessary for administration of such Award as determined by the Board or Plan Administrator.

“Affiliate” shall mean the Parent and any division or subsidiary of the Company or any entity that is more than 50% controlled by the Company or the Parent.

“Award” shall mean a written award signed by the Company and the Participant of Phantom Shares to a Participant under this Plan specifying the number of, and terms associated with, the Phantom Shares awarded to an Employee.

“Cause” means Cause as defined in the employment agreement between the Participant and the Company or any Affiliate or, if there is no such agreement or definition therein, means (a) the Participant’s conviction of a felony or any crime involving moral turpitude; (b) the Participant willfully or negligently failing or refusing to follow the applicable policies and procedures of the Company or any Affiliate or the lawful directives of the Participant’s supervisor; (c) the Participant’s engaging in any act which constitutes (i) felony under the laws of the United States or territory thereof, or (ii) gross, willful or wanton negligence or misconduct; or (d) the Participant’s misappropriation of funds or property of the Company or any Affiliate.

“Change in Control” means the occurrence of any of the following:

(a)        one person (or more than one person acting as a group) acquires beneficial ownership of the stock of the Parent that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Parent; provided, that, a Change in Control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Parent’s stock and acquires additional stock;

(b)        one person (or more than one person acting a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) beneficial ownership of the Parent’s stock possessing 50% or more of the total voting power of the stock of the Parent;

(c)         a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(d)         one person (or more than one person acting as a group), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from the Parent that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Parent immediately before such acquisition(s).

A Change in Control will be deemed to occur:  (i) with respect to a Change in Control pursuant to subparagraph (a) above, on the date that any person or group first becomes the beneficial owner, directly or indirectly, of stock representing more than 50% of the combined voting power of the Parent’s then-outstanding stock entitled generally to vote for the election of directors; (ii) with respect to a Change in Control pursuant to subparagraph (b) or (d) above, on the date the applicable transaction closes; and (iii) with respect to subparagraph (c) above, on the date members of the incumbent Board first cease to constitute at least a majority of the Board.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and applicable regulations, guidance, notices and rulings thereunder, as amended from time to time.

“Common Shares” shall mean the common shares of Parent.

“Disability” means Disability as defined in the employment agreement between the Participant and the Company or an Affiliate, or if there is no such agreement or definition therein, means a physical or mental condition of the Participant that, in the judgment of the Board, prevents the Participant from being able to perform the essential functions of his or her position with the Company or an Affiliate with reasonable accommodation for a period of more than 90 consecutive days in a 12-month period.  If any dispute arises as to whether a Disability has occurred, or whether a Disability has ceased and the Participant is able to resume duties, then at the request of either party such dispute shall be referred to a licensed physician that is reasonably satisfactory to both the Board and the Participant.  The Participant shall submit to such examinations and provide such consent and information as such physician may request, and the determination of such physician as to the Participant’s physical or mental condition shall be binding and conclusive on the parties.  The Company shall pay the cost of any such physician and examination.

“Employee” shall mean any individual (including any officer) employed by the Company or an Affiliate.

“Fair Market Value” shall mean the closing sales price, if any, on the securities exchange on which the Common Shares are traded on the valuation date, or, if none, on the most recent trade date immediately prior to the valuation date provided such trade date is no more than 30 days prior to the valuation date.  If the shares are not then listed on any such exchange, or there has been no trade date within such 30 day period, the fair market value shall be determined in good faith by the Board.

“Parent” means Viemed Healthcare, Inc., a British Columbia corporation.

“Participant” shall mean an Employee who has been granted an Award by the Board under this Plan.

“Phantom Shares” shall mean the phantom shares described in an Award to the Participant, subject to the terms and conditions of this Plan and the applicable Award.

“Separation from Service” or termination of employment, or termination of service, and like terms shall mean, with respect to any Participant, that such Participant dies or retires, or there is otherwise a termination of employment with and services to the Company and each Affiliate with respect to such Participant, in each case within the meaning of, and subject to, Treasury Regulation § 1.409A-1(h).

“Vesting Event” shall mean the date or events specified in a Participant’s Award on the occurrence of which the Participant’s Award and the Phantom Shares specified therein shall no longer be subject to forfeiture and shall be 100% vested and payable in accordance with Sections 6, 7 and 8 of the Plan.